Exhibit 10.4

FINAL FORM

[This award shall not be effective until 20 calendar days have elapsed since the mailing of the

14(c) information statement to the Company’s stockholders.]

DIAL GLOBAL, INC. 2011 STOCK OPTION PLAN

STOCK OPTION AGREEMENT1

This Agreement is dated as of [            ], 2011, and is entered into by and between Dial Global, Inc. (the “Company”), and [            ] (the “Participant”). Reference is made to the Dial Global, Inc. 2011 Stock Option Plan (the “Plan”). Pursuant to the Plan, the Company grants to the Participant an Option (the “Stock Option” herein) to purchase shares of the Class A Common Stock, $0.01 par value per share, of the Company (“Common Stock”) as set forth below. A summary is set forth in the attached Exhibit “A” which is incorporated by this reference.

The parties agree to the following terms and conditions:

1. Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement will have the meanings as set forth in the Plan.

2. Grant of Stock Option. The Company grants to Participant an Incentive Stock Option to purchase all or part of [            ] shares of Common Stock at the price of $[            ] per share subject to the terms and conditions of the Plan. The number of shares subject to the Stock Option and the price per share are subject to adjustment in certain events as provided in the Plan.

3. The Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, the Stock Option will not qualify as an “incentive stock option,” if, among other events, (i) the Participant disposes of the Common Stock acquired pursuant to the Option at any time during the two (2) year period following the date of this Agreement or the one (1) year period following the date on which the Option is exercised; or (ii) except in the event of the Participant’s death or Disability, the Participant is not employed by the Company, any “subsidiary corporation” (within the meaning of Section 424(f) of the Code) or “parent corporation” (within the meaning of Section 424(e) of the Code) at all times during the period beginning on the date of this Agreement and ending on the date that is three (3) months before the date of exercise of the Stock Option; and will not qualify as an “incentive stock option” to the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock subject to “incentive stock options” held by Participant that become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Stock Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Stock Option and shall constitute a separate nonqualified stock option.

[1]	The form of grant agreement is only applicable to the grants contemplated for Spencer Brown, Ken Williams, David Landau and Neal Schore.

4. Term of Stock Option. The Stock Option will expire as provided in Section 6 hereof, but not later than ten (10) years from the date of grant, or five (5) years in the case of a Ten Percent Stockholder.

5. Vesting of Stock Option. The Stock Option may be exercised, in whole or in part, at any time or from time to time during the balance of the term of the Stock Option pursuant to the vesting schedule set forth in Exhibit “A”, subject to Section 11 hereof. The minimum number of shares of Common Stock for which this Stock Option may be exercisable at any one time is one hundred (100), unless the number of shares exercisable thereunder is fewer than one hundred (100). The Stock Option may be exercised only by the Participant (or by his or her guardian or legal representative), except as provided in Section 6.A. hereof in the case of the Participant’s death.

6. Manner of Exercise. This Stock Option may be exercised in whole or in part, by delivering to the Company a Notice of Exercise substantially in the form attached hereto as Exhibit “B” stating the number of Shares with respect to which the Stock Option is being exercised. The Company will have no obligation upon exercise of the Stock Option until payment has been received by the Company for all sums due with respect to such exercise, including the Participant’s federal, state and local income and employment taxes. Shares of Common Stock purchased upon the exercise of the Stock Option must be paid for in full by one or a combination of the following methods: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on any national securities exchange, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Company to sell Shares and to deliver the sales proceeds to the Company; (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, payment in full or in part in the form of shares of Common Stock for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee); or (iv) a combination of the above methods.

7. Termination.

A. Upon the Participant’s Termination of Employment with the Company or its Affiliates, all of the then-vested portion of the Stock Option (taking into account item 6 of Exhibit “A”) shall remain exercisable as follows, but in no event later than the end of the term of the Stock Option:

(i)	one (1) year in the event of the Participant’s Retirement;

(ii)

one (1) year in the event of the Participant’s death (in which case the Participant’s estate or legal representative may exercise such portion of the Stock Option) or “Disability,” as defined in the Employment Agreement between the Participant and the Company, dated as of December [•], 2011 (the “Employment Agreement”);

(iii)	one (1) year in the event of a “Qualifying Termination,” as defined in the Employment Agreement; or

(iv)

three (3) months for any other Termination of Employment with the Company or its Affiliates other than a Qualifying Termination, the Participant’s death or Disability or a Termination of Employment for Cause.

B. Upon the Participant’s Termination of Employment with the Company or its Affiliates for “Cause,” as defined in the Employment Agreement, all of the outstanding portion of the Stock Option (whether vested or unvested) shall immediately terminate upon such Termination of Employment.

C. Other than as set forth in item 6 of Exhibit “A”, the portion of the Stock Option that is not vested as of the date of the Participant’s Termination of Employment with the Company or its Affiliates for any reason shall terminate and expire as of the date of such termination.

8. Assignment or Transfer. Except as provided herein, the Stock Option is not: (i) assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise; (ii) subject to execution, attachment or any legal or quasi-legal process similar to execution or attachment; or (iii) transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, if permitted by the Committee, Participant may transfer all or a portion of the Stock Option to members of his Immediate Family (as defined below), to one or more trusts for the benefit of such Immediate Family members, to one or more partnerships where such Immediate Family members are the only partners, or to one or more limited liability companies (or similar entities) where such Immediate Family members are the only members or beneficial owners of the entity, if (i) the Participant does not receive any consideration in any form whatsoever for such transfer, (ii) such transfer is permitted under applicable tax laws, (iii) if the Participant is an “Insider,” such transfer is permitted under Rule 16b-3 of the Exchange Act, and (iv) any such transferee agrees in writing, prior to such transfer being effective, to be bound by the terms of this Agreement and the Plan. For purposes hereof, “Immediate Family” means the Participant and the Participant’s spouse, children and grandchildren.

9. No Rights as Stockholder. The Participant, and any beneficiary or other person claiming under or through him or her, will not have any right, title or interest in or to any shares of Common Stock allocated or reserved for the Plan or subject to the Stock Option except as to such shares of Common Stock, if any, as have been previously sold, issued or transferred to him or her.

10. Modification and Termination. The rights of the Participant are subject to modification and termination in certain events as provided in the Plan. The Participant acknowledges receipt of a copy of the Plan by signing and returning a copy of this Agreement to the Company. Except as otherwise provided in the Plan, no amendment or discontinuance of the Plan will adversely affect the Participant or the Stock Option. Except as otherwise provided in the Plan, no modification of this Agreement may be made other than in a writing signed by the Company and the Participant.

11. Securities Representations. The grant of the Stock Option and issuance of shares of Common Stock upon exercise of the Stock Option shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law. No shares of Common Stock may be issued hereunder if the issuance of such Common Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. As a condition to the exercise of the Stock Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

The Common Stock is being issued to the Participant, and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

A. the Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10;

B. the Common Stock must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such Shares or (ii) the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such Common Stock and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of the Common Stock (or to file a “re-offer prospectus”);

C. the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Common Stock may be made only in limited amounts in accordance with such terms and conditions.

12. Six (6) Month Holding Period. Except to the extent such transaction is exempt pursuant to Rule 16b-3(d) of the Exchange Act, the Participant is prohibited from selling or otherwise disposing of shares of Common Stock received upon the exercise of the Stock Option within six (6) months from the date the Stock Option is granted.

13. No Obligation to Continued Service. This Agreement is not an agreement of employment or for other services. This Agreement does not guarantee that the Company or its Affiliates will employ or retain the Participant for any specific time period, nor does it modify in any respect the Company’s or its Affiliates’ right to terminate or modify the Participant’s service or employment relationship or compensation at any time.

14. Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee in good faith, and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

15. Stockholder Approval. Notwithstanding anything in this Agreement to the contrary, the Stock Option, and all of the rights and obligations under this Agreement, are expressly conditioned on approval of the Plan by the stockholders of the Company in compliance with the Exchange Act (including (i) the preparation and filing with the Securities Exchange Commission of a definitive information statement under Schedule 14(C) of the Exchange Act regarding the 2011 Plan, (ii) the mailing of such definitive information statement to the Company’s stockholders, and (iii) the passage of twenty calendar days, as required by Rule 14c-2 under the Exchange Act, from the date of the mailing of such information statement to such stockholders (clauses (i)-(iii), the “14(C) Requirements”)). In the event that the Plan is not so approved in accordance with the Exchange Act (including the 14(C) Requirements), all of the rights and obligations under this Agreement will be immediately cancelled and neither the Stock Option nor this Agreement shall be of any force or effect.

16. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware. This Agreement may be executed in counterparts, each of which shall be an original and both of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

DIAL GLOBAL, INC.		PARTICIPANT

By:		By:
	(Signature)		(Signature)

Name:		Name:
	(Type or Print)		(Type or Print)

Title:		Title:

Date:		Date:

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT HE OR SHE HAS RECEIVED A COPY OF THE PLAN.

By:
[Name]

Date:

[Signature Page to Stock Option Agreement]

EXHIBIT “A”

1. Participant	[Name]

2. No. of shares of Common Stock subject to the Stock Option Granted:	[Number]

3. Exercise Price	$[_______]

4. Type of Option Granted (Incentive/Non-Qualified):	Incentive Stock Option to the maximum extent permitted; to the extent not qualifying as an Incentive Stock Option, a non-qualified stock option

5. Date of Grant:	[Date]

6. Vesting Schedule	This Stock Option shall become vested and exercisable during the Participant’s continued employment with the Company and its Affiliates as follows:

(i) 2.5%, or the option to acquire [_______][2] shares of Common Stock, are vested and exercisable as of the date hereof;

(ii) 2.5%, or the option to acquire an additional [_______] shares of Common Stock, shall become vested and exercisable as of the twenty-first day of each calendar month commencing with December 21, 2011, through and including October 21, 2014; and

(iii) 0.833%, or the option to acquire an additional [_______] shares of Common Stock, shall become vested and exercisable as of the twenty-first day of each calendar month commencing with November 21, 2014, through and including October 21, 2015; such that, upon October 21, 2015, the Participant shall be fully vested in the Stock Option.

Notwithstanding the foregoing, (x) upon a Change of Control or upon the Participant’s death or termination due to Disability, in either case if the Participant has remained continuously employed by the Company and its Affiliates from the date of grant to the date of the Change of Control or the Participant’s death or termination due to Disability, any portion of this Stock Option that remains unvested shall become immediately fully vested and exercisable as of such Change of Control, death or termination due to Disability and (y) upon a Qualifying Termination, if the Participant has remained continuously employed by the Company and

1

its Affiliates from the date of grant to the date of the Qualifying Termination, any portion of this Stock Option that would have become vested and exercisable during the six (6) month period commencing on the date of the Qualifying Termination if no such termination had occurred shall immediately become vested and exercisable. For purposes of this Section, the terms “Qualifying Termination,” “Disability,” “Change of Control” and “Affiliate” shall have such meanings given to them in the Employment Agreement.

7. Expiration Date:	Ten (10) years after the date of grant, subject to earlier termination as provided in the Agreement.

[2]	To be all Options vested at the time of grant assuming a vesting commencement date of November 21, 2011.

2

FORM OF

NOTICE OF EXERCISE3

(To be signed only upon exercise of Stock Option)

TO: Dial Global, Inc. (the “Company”)

The undersigned, the holder of a Stock Option to purchase [            ] shares of the Company’s Common Stock pursuant to the enclosed Stock Option Agreement dated [Date], hereby irrevocably elects to exercise the purchase rights represented by the Stock Option and to purchase thereunder [            ] shares of Common Stock and herewith encloses a certified or cashier’s check in the amount of $[            ] and/or [            ] shares of the Company’s Common Stock in full payment of the exercise price and all federal and state income taxes required to be paid in connection with the purchase of such shares.

Dated: [            ]

By:

(Signature must conform in all respects to name of holder as specified on the face of the Stock Option).

Name:
(Print or Type)

(Address)

(Social Security Number)

[3]	NTD: Form will need to be tailored to specific method used to pay exercise price.